UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2007 (February 12, 2007)

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POOL CORPORATION
(Exact name of registrant as specified in its charter)

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            Delaware                         0-26640                  36-3943363
        (State or other jurisdiction of incorporation)          (Commission File Number)   (IRS Employer Identification No.)

                109 Northpark Boulevard, Covington, Louisiana           70433-5001
                        (Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code  (985) 892-5521

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 12, 2007, Pool Corporation (the “Company”) issued and sold $100.0 million aggregate principal amount of Floating Rate Senior Notes (the “Notes”) in a private placement offering pursuant to a Note Purchase Agreement between the Company and the Purchasers listed on Schedule A thereto. The Notes are due February 12, 2012. The Notes will accrue interest on the unpaid principal thereof at a floating rate equal to a spread of 0.60% over three-month LIBOR, as adjusted from time to time, payable quarterly on each February 12, May 12, August 12 and November 12. The Notes are unsecured and are guaranteed by each domestic subsidiary that is or becomes a borrower or guarantor under the Company’s revolving credit facility. Net proceeds from the placement were used to pay down borrowings under the Company’s revolving credit facility.

The Notes are subject to redemption at the option of the Company, in whole or in part, at 103% of the principal amount thereof on or prior to February 12, 2008, and at 100% of the principal amount thereafter, plus accrued interest to the date of redemption, plus any LIBOR breakage amount. In the event of a change of control of the Company, the holders of the Notes will have the right to put the Notes back to the Company at par.

The Note Purchase Agreement includes customary affirmative and negative covenants for transactions of this type, including a maximum Funded Indebtedness to EBITDA covenant, a minimum Fixed Charge Coverage covenant, and limitations on priority debt, liens, subsidiary debt, mergers and consolidations and asset sales. The agreement also contains customary events of default, which if they were to occur would give the holders of the Notes the right to accelerate the Notes.

The foregoing summary of the Note Purchase Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Note Purchase Agreement by and among Pool Corporation and the Purchasers party thereto.

10.2 Subsidiary Guaranty by Pool Corporation in favor of the holders from time to time of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        POOL CORPORATION

                                        By: /s/ Mark W. Joslin
                                       Mark W. Joslin
                                       Vice President and Chief Financial Officer

Dated: February 15, 2007